UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2005

Honeywell International Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	1-8974	22-2640650
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Columbia Road Morristown, NJ	07928
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 455-2000

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 29, 2005, the Management Development and Compensation Committee of the Board of Directors of Honeywell International Inc. approved the amendment of the following employee benefit plans (collectively, the “Plans”): (i) the Salary and Incentive Award Deferral Plan for Selected Employees of Honeywell International Inc. and its Affiliates (the “Deferral Plan”); (ii) the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries (Career Band 6 and Above) (the “Executive Savings Plan”); and (iii) the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries (Career Band 5 and Below) (the “Savings Plan”).

The Plans are nonqualified deferred compensation plans that Honeywell International Inc. (the “Corporation”) and its affiliates maintain for the benefit of their executive officers and certain other employees. The purpose of the amendments is to conform the Plans to the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), to simplify the administration of the Plans and to reduce the long-term cost of the Plans to the Corporation.

The amendments will (i) merge the Executive Savings Plan and the Savings Plan (the “Merged Savings Plan”), (ii) eliminate the ability to make future deferral elections for base annual salary under the Deferral Plan, (iii) increase the maximum percentage of base salary that may be deferred under the Merged Savings Plan from 17% to 25%, (iv) change the rate of notional interest credited to a participant’s deferred amounts from a rate set annually to a fully vested rate based on the Corporation’s annual cost of borrowing at a fixed rate for a 15-year term, (v) vest and distribute to certain participants in the Deferral Plan unvested notional interest that relates to amounts deferred between 2002 and 2005 , and (vi) limit the form of distribution to a lump sum payment, or for a retired participant, to two to ten annual installments, with payment to be made or begin as of the first January permitted under section 409A of the Code following a participant’s termination of employment. These amendments are subject to additional amendments that may be necessary or desirable to conform, or to simplify the administration of, the Plans in light of section 409A of the Code and additional interpretive guidance that is expected to be issued by the U.S. Treasury Department in the future. The amendments are generally effective for amounts deferred on or after January 1, 2006.

Copies of the amended and restated Plans will be filed as exhibits to the Corporation’s Form 10-Q for the quarter ended September 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Honeywell International Inc. (Registrant)

Date: August 3, 2005	By:	/s/ Thomas F. Larkins
Vice President, Corporate Secretary & Deputy General Counsel